UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 6, 2007

McMoRan Exploration Co.
(Exact name of registrant as specified in its charter)

Delaware	001-07791	72-1424200
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1615 Poydras Street
New Orleans, Louisiana	70112
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:  (504) 582-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note – On August 10, 2007, McMoRan Exploration Co. ("McMoRan") filed a Current Report on Form 8-K announcing, among other things, that on August 6, 2007, McMoRan Oil & Gas LLC, a wholly owned subsidiary of McMoRan, completed the acquisition of substantially all of the proved property interests and related assets of Newfield Exploration Company (“NFX”) on the outer continental shelf of the Gulf of Mexico for approximately $1.08 billion in cash and the assumption of related reclamation obligations.  This Amendment No. 1 to the Form 8-K is being filed to include the financial statements and pro forma financial information required by Items 9.01(a) and 9.01(b) to this Current Report on Form 8-K and to include the related exhibits under Item 9.01(d) to this Current Report on Form 8-K.

Item 9.01  Financial Statements and Exhibits

(a)           Financial Statements of Businesses Acquired.

The audited statements of revenues and direct operating expenses for certain oil and gas properties to be acquired from NFX for the years ended December 31, 2006, 2005 and 2004, and the unaudited interim statements for those properties for the six months ended June 30, 2007 and 2006 are incorporated by reference to Exhibit 99.1 to this Current Report on Form 8-K.

(b)           Pro Forma Financial Information.

The unaudited pro forma financial statements of McMoRan, giving effect to the acquisition of the NFX properties at June 30, 2007, and for the twelve month period ended December 31, 2006 and six month period ended June 30, 2007 are incorporated by reference to Exhibit 99.2 to this Current Report on Form 8-K.

(d)           Exhibits.

The Exhibits included as part of this Current Report are listed in the attached Exhibit Index.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

McMoRan Exploration Co.

By: /s/ Nancy D. Parmelee
----------------------------------------
Nancy D. Parmelee
Senior Vice President, Chief Financial Officer
and Secretary
(Principal Financial Officer)

Date:  August 16, 2007

McMoRan Exploration Co.
Exhibit Index

Exhibit Number
23.1	Consent of PricewaterhouseCoopers LLP.

99.1
Statements of Revenues and Direct Operating Expenses of Certain Oil and Gas Properties Acquired from Newfield Exploration Company for the years ended December 31, 2006, 2005 and 2004 and the unaudited interim Statements of Revenues and Direct Operating Expenses of Certain Oil and Gas Properties Acquired from Newfield Exploration Company for the six months ended June 30, 2007 and 2006.

99.2	McMoRan Exploration Co. Unaudited Pro Forma Condensed Consolidated Financial Information.